Exhibit 10.5

                             MODIFICATION AGREEMENT

     THIS AGREEMENT (the "AGREEMENT") is entered into effective as of 31 March 1994 by ALPNET, INC., a Utah corporation ("ALPNET"), and MICHAEL F. EICHNER ("EICHNER").

                                R E C I T A L S :

     A. LOAN AGREEMENT. On or about 18 September 1992, ALPNET, as borrower, and Eichner, as lender, entered into that certain loan agreement (the "LOAN AGREEMENT") relating to a future advances loan in the original principal amount of SFR300,000.

     B. NOTE. Pursuant to the Loan Agreement, on or about 18 September 1992, ALPNET, as maker, executed and delivered to Eichner, as holder, a "Future Advance Promissory Note" (the "NOTE") that was in the original principal amount of SFR300,000.

     C. SECURITY AGREEMENT. As part of the security for payment of the Note, ALPNET, as debtor, executed and delivered to Eichner, as secured party, a security agreement (the "SECURITY AGREEMENT") dated 18 September 1992.

     D. INTENT OF PARTIES. In order to allow ALPNET to expand its worldwide translation network through acquisition, ALPNET has requested Eichner to reschedule principal and interest payments due under the Note.

     NOW, THEREFORE, for ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. RESCHEDULING OF PRINCIPAL PAYMENTS. The quarterly payment schedule that is set forth in paragraph 2 of the Note is modified in its entirety to read as follows:

          2. QUARTERLY PRINCIPAL PAYMENTS. Within five days after the last day of each calendar quarter (i.e., within five days after each 31 March, 30 June, 30 September and 31 December) commencing with the third calendar quarter of 1996, Maker shall pay Holder a principal payment in the amount of SFR30,000 (Swiss francs), which principal payment shall be in addition to the monthly interest payment that is due by the same date pursuant to the provisions of paragraph 1 of this Note.

Nothing that is contained in this paragraph shall defer the quarterly interest payments that are due under the Note. Eichner shall make a notation on the original Note of the rescheduling of the principal payments that has been made pursuant to the provisions of this Agreement and shall provide ALPNET with a copy of such modified page of the Note.

     2. FINAL MATURITY. The final maturity date set forth in paragraph 3 of the Note shall be extended to 31 December 1998.

     3. OPTIONAL PREPAYMENTS. The handwritten portion of paragraph 5 of the Note regarding the application of prepayment funds is hereby deleted in its entirety.

     4.  SECURITY AGREEMENT.   Paragraph 8.3 of the Security Agreement is hereby
deleted in its entirety.

     5.  SURRENDER OF WARRANT.

          5.1. OUTSTANDING WARRANT. Eichner represents and warrants that he is the lawful holder of an outstanding warrant (L020) to purchase a total of 372,626 shares of ALPNET common stock for the purchase price of $0.8373 per share (the "OUTSTANDING WARRANT"). A copy of the Outstanding Warrant is attached hereto as Exhibit A. Eichner hereby represents and warrants to ALPNET that he does not own or hold any other warrants to purchase ALPNET common stock other than the Outstanding Warrant.

          5.2. SURRENDER FOR CONSIDERATION. For ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, contemporaneously herewith Eichner shall surrender and deliver to ALPNET the Outstanding Warrant, duly endorsed for cancellation.

          5.3. INABILITY TO SURRENDER OUTSTANDING WARRANT. Eichner expressly agrees that if he is unable to surrender and deliver the Outstanding Warrant to ALPNET for any reason, then (a) Eichner shall execute and deliver to ALPNET a lost instrument and indemnification agreement in form reasonably satisfactory to ALPNET; (b) upon receipt by ALPNET of such evidence satisfactory to it of the loss, theft or destruction of the Outstanding Warrant, and of such indemnification reasonably satisfactory to ALPNET, the Company will execute a new Warrant of like tenor which will then be endorsed by Boeckmann, surrendered to the Company on behalf of Eichner and cancelled.

     6. CONDITIONS OF EXTENSION. The performance of Eichner under this Agreement is conditioned upon the occurrence of the following events, or the waiver thereof in writing by Eichner:

          6.1. BOECKMANN AGREEMENT. ALPNET shall have consummated with H. F. Boeckmann II ("MR. BOECKMANN"), an agreement whereby (i) Mr. Boeckmann will convert $1,632,544 of debt into ALPNET $3.09 convertible, voting, non-cumulative 10% preferred stock, series C, without par value (the "SERIES C PREFERRED STOCK"); (ii) Mr. Boeckmann will surrender for cancellation his warrants to purchase 4,416,171 additional shares of ALPNET common stock which he currently holds, and (iii) Mr. Boeckmann will relinquish his liens and security position in all of the assets of ALPNET and its subsidiaries and will release ALPNET from the covenants contained in that certain "Loan and Security Agreement" dated 16 April 1990 among Mr. Boeckmann, ALPNET and others. In addition, Mr. Boeckmann and ALPNET shall have entered into a financial monitoring agreement whereby:

               6.1.1. APPROVAL RIGHTS. Mr. Boeckmann will be given the right to approve major transactions of ALPNET, including, but not limited to, equity and financing transactions and asset purchases and dispositions;

               6.1.2. LEGAL EXISTENCE AND LAWS. ALPNET will agree to guarantee and annually certify to Mr. Boeckmann its compliance with all material laws, contracts, corporate agreements and maintain appropriate insurance coverage; and

               6.1.3. IAB DELEGATE. Mr. Boeckmann will be given the right to have a delegate of his choice participate in ALPNET's International Advisory Board meetings, once per quarter, at ALPNET's expense; and

          6.2. NFT VENTURES AGREEMENT. ALPNET shall have consummated with NFT Ventures, Inc. ("NFT VENTURES"), an agreement whereby (i) NFT Ventures will convert $175,000 of debt into Series C Preferred Stock on the same basis as the Boeckmann conversion, and (ii) NFT Ventures will surrender for cancellation its warrants to purchase 3,600,810 additional shares of ALPNET common stock which NFT Ventures currently holds; and

          6.3. HAEHL AGREEMENT. ALPNET shall have consummated with Dr. W.D. Haehl (DR. HAEHL") an agreement whereby Dr. Haehl will defer the 30 September 1994 due date for the guaranteed value of his ALPNET shares to be worth DM2,000,000 for a period of two years; and

          6.4. LEGAL OPINION. ALPNET shall have obtained an opinion for ALPNET, from its legal counsel, that the conversion of debt to equity as described in paragraphs 6.1 and 6.2 hereof will not constitute a violation of
Section 16 of the U.S. Securities  Exchange Act of 1934, as amended.

     7. RELIANCE BY ALPNET. Eichner hereby acknowledges that ALPNET is relying on Eichner's covenants under this Agreement to make (a) commitments for acquisition of additional assets, and (b) disclosures in connection with ALPNET's filings with the U.S. Securities and Exchange Commission.

     8. EFFECT OF AGREEMENT ON LOAN DOCUMENTS. Except as specifically modified by the provisions of this Agreement, all of the terms and provisions of the Loan Agreement and the Note shall remain in full force and effect.

     9. COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. The counterparts are in all respects identical, and each of the counterparts shall be deemed to be complete in itself so that any one may be introduced in evidence or used for any other purpose without the production of the other counterparts. This Agreement shall be effective when one or more of such counterparts has been executed by each party and delivered. If a party receives a facsimile transmission of this Agreement from another party, which transmission bears the signature of the other party, then it shall be deemed that (a) the Agreement that is sent by facsimile transmission conforms to the original, (b) the original Agreement bears a genuine signature of the other party and (c) the Agreement has been delivered by the other party. In such event, the other party shall send an original of the Agreement to the receiving party by regular mail.


                              ALPNET, INC., a Utah corporation




                              By:\s\ Thomas F. Seal
                                 THOMAS F. SEAL
                                 President





                              \s\ Michael F. Eichner
                              MICHAEL F. EICHNER